ICON Income Fund Nine, LLC

Portfolio Overview

Q3 2012

ICON Income Fund Nine, LLC

Table of Contents

Letter from the CEOs	1

Introduction to Portfolio Overview	2

Recent Disposition	2

Portfolio Overview	2

Transactions with Related Parties	3

Financial Statements	4

Forward Looking Information	8

ICON Income Fund Nine, LLC

Letter from the CEOs

Dear investor in ICON Income Fund Nine, LLC:

We wanted to take this time to summarize Fund Nine’s current portfolio and let you know what activity took place during the third quarter ended September 30, 2012.  As you know, Fund Nine was in its liquidation period during the quarter.  During the liquidation period, distributions generated from net rental income and proceeds from equipment sales generally fluctuate as remaining leases come to maturity or equipment is sold. During the third quarter of 2012, we made distributions to our investors in the amount of $707,469.

On September 27, 2012, Fund Nine sold the remaining Great Dane refrigeration trailers that were previously subject to lease with Conwell Corporation.  Fund Nine initially purchased the refrigeration trailers for approximately $1,943,000 and, during the tenure of this investment, we collected approximately $2,834,000 in rental and sale proceeds.

A more detailed analysis of Fund Nine’s investments, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner Co-President and Co-Chief Executive Officer	Mark Gatto Co-President and Co-Chief Executive Officer

ICON Income Fund Nine, LLC

Introduction to Portfolio Overview

We are pleased to present ICON Income Fund Nine, LLC’s (the “Fund”) Portfolio Overview for the third quarter of 2012.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital, LLC.

The Fund raised approximately $100,000,000 commencing with our initial offering on November 26, 2001 through the closing of the offering on April 30, 2003. In May 2008, we entered our liquidation period, which is expected to continue for several more years.  During the liquidation period, we began the gradual, orderly termination of the Fund’s operations and affairs, and liquidation or disposition of its equipment, leases and financing transactions. Additionally, during the liquidation period, you will receive distributions that are generated from net rental income or equipment sales when realized.  In some months, the distribution may be larger, in some months the distribution may be smaller, and in some months there may not be any distribution.

Recent Disposition

The Fund recently disposed of the following investment:

Subsidiary of Frozen Foods Express, Inc.
Structure:	Lease	Collateral:	Great Dane refrigeration trailers.
Disposition Date:	9/27/2012
Equity Invested:	$1,943,000
Total Proceeds Received:	$2,834,000

Portfolio Overview

As of September 30, 2012, our portfolio consisted primarily of the following investments:

Wilhelmsen Lines Shipowning AS
Structure:	Lease	Collateral:	Roll-on-roll-off vehicle transportation vessels.
Expiration Date:	12/21/2013

Aerolineas Argentinas S.A.
Structure:	Lease	Collateral:	Two Airbus A340-313X aircraft.
Expiration Date:	2/28/2018

ICON Income Fund Nine, LLC

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements were costs incurred by our Manager or its affiliates that were necessary to our operations.  These costs included our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that were charged to us based upon the percentage of time such personnel dedicated to us.  Excluded were salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Although our Manager continues to provide the services described above, in 2008, our Manager waived its right to future management fees and administrative expense reimbursements.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amount of $7,074 and $22,732 for the three and nine months ended September 30, 2012, respectively.  Additionally, our Manager’s interest in our net loss was $6,261 and $18,821 for the three and nine months ended September 30, 2012, respectively.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Nine, LLC

Financial Statements                                                                                                 (A Delaware Limited Liability Company)
Consolidated Balance Sheets

	September 30, 2012 (unaudited)	December 31, 2011

Assets
Current assets:
Cash and cash equivalents	$3,739,048	$1,715,911
Current portion of net investment in finance leases	7,522,093	6,619,888
Other current assets	418,847	400,981
Total current assets	11,679,988	8,736,780
Non-current assets:
Net investment in finance leases, less current portion	-	5,759,946
Leased equipment at cost (less accumulated depreciation of $16,951,702 and $15,807,492, respectively)	31,501,478	34,491,282
Other non-current assets	18,405	66,667
Total non-current assets	31,519,883	40,317,895
Total assets	$43,199,871	$49,054,675

Liabilities and Members' Equity
Current liabilities:
Current portion of non-recourse long-term debt	$30,839,827	$28,279,720
Derivative financial instruments	224,739	548,169
Maintenance reserves	1,274,721	-
Security deposit	790,000	790,000
Accrued expenses and other current liabilities	308,060	434,223
Total current liabilities	33,437,347	30,052,112
Non-current liabilities:
Non-recourse long-term debt, less current portion	-	5,400,000
Total liabilities	33,437,347	35,452,112

Commitments and contingencies

Members' equity:
Additional members	10,741,610	14,855,432
Manager	(761,102)	(719,549)
Accumulated other comprehensive loss	(217,984)	(533,320)
Total members' equity	9,762,524	13,602,563
Total liabilities and members' equity	$43,199,871	$49,054,675

ICON Income Fund Nine, LLC

Financial Statements                                                                                                       (A Delaware Limited Liability Company)
Consolidated Statements of Operations and Comprehensive Loss
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue:
Rental income	$575,518	$2,380,408	$2,637,174	$8,163,028
Finance income	391,822	656,326	1,383,759	2,144,647
Loss from investments in joint ventures	-	(405,898)	-	(337,990)
Net gain on sales of equipment	11,419	-	60,615	-
Interest and other income	322	156	1,405	33,596
Total revenue	979,081	2,630,992	4,082,953	10,003,281

Expenses:
General and administrative	163,063	258,163	619,655	609,928
Repairs and maintenance	(17,879)	-	800,697	-
Vessel operating expenses	-	1,125,193	-	1,212,735
Interest	557,108	801,951	1,721,115	2,396,125
Depreciation and amortization	902,889	898,832	2,696,696	3,412,303
Impairment loss	-	-	-	22,314,396
Other operating expenses	-	-	126,887	-
Total expenses	1,605,181	3,084,139	5,965,050	29,945,487
Net loss	$(626,100)	$(453,147)	$(1,882,097)	$(19,942,206)

Net loss allocable to:
Additional members	$(619,839)	$(448,616)	$(1,863,276)	$(19,742,785)
Manager	(6,261)	(4,531)	(18,821)	(199,421)
	$(626,100)	$(453,147)	$(1,882,097)	$(19,942,206)

Comprehensive loss:
Net loss	$(626,100)	$(453,147)	$(1,882,097)	$(19,942,206)
Change in fair value of derivative financial instruments	93,042	165,374	315,336	559,363
Total comprehensive loss	$(533,058)	$(287,773)	$(1,566,761)	$(19,382,843)

Weighted average number of additional shares of limited liability company interests outstanding	97,955	97,955	97,955	97,955
Net loss per weighted average additional share of limited liability company interests outstanding	$(6.33)	$(4.58)	$(19.02)	$(201.55)

ICON Income Fund Nine, LLC

Financial Statements                                                                                                 (A Delaware Limited Liability Company)
Consolidated Statements of Changes in Members' Equity

	Additional Shares of Limited Liability Company Interests	Additional Members	Manager	Accumulated Other Comprehensive Loss	Total Members' Equity
Balance, December 31, 2011	97,955	$14,855,432	$(719,549)	$(533,320)	$13,602,563
Net loss	-	(706,294)	(7,134)	-	(713,428)
Change in fair value of derivative financial instruments	-	-	-	108,636	108,636
Cash distributions	-	(700,385)	(7,075)	-	(707,460)
Balance, March 31, 2012 (unaudited)	97,955	13,448,753	(733,758)	(424,684)	12,290,311
Net loss	-	(537,143)	(5,426)	-	(542,569)
Change in fair value of derivative financial instruments	-	-	-	113,658	113,658
Cash distributions	-	(849,766)	(8,583)	-	(858,349)
Balance, June 30, 2012 (unaudited)	97,955	12,061,844	(747,767)	(311,026)	11,003,051
Net loss	-	(619,839)	(6,261)	-	(626,100)
Change in fair value of derivative financial instruments	-	-	-	93,042	93,042
Cash distributions	-	(700,395)	(7,074)	-	(707,469)
Balance, September 30, 2012 (unaudited)	97,955	$10,741,610	$(761,102)	$(217,984)	$9,762,524

ICON Income Fund Nine, LLC

Financial Statements                                                                                                (A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(1,882,097)	$(19,942,206)
Adjustments to reconcile net loss to net cash provided by operating activities:
Rental income paid directly to lenders by lessees	-	(6,510,000)
Finance income	(1,383,759)	(2,144,647)
Loss from investments in joint ventures	-	337,990
Net gain on sales of equipment	(60,615)	-
Depreciation and amortization	2,696,696	3,412,303
Interest expense on non-recourse financing paid directly to lenders by lessees	501,558	2,036,155
Interest expense from amortization of debt financing costs	20,563	200,103
Impairment loss	-	22,314,396
Paid-in-kind interest	1,210,108	-
Changes in operating assets and liabilities:
Collection of finance leases	1,681,848	1,398,591
Other assets	(5,833)	(9,990)
Deferred revenue	-	(833,647)
Accrued expenses and other current liabilities	(75,724)	168,289
Net cash provided by operating activities	2,702,745	427,337
Cash flows from investing activities:
Proceeds from sales of equipment	318,949	8,461,003
Distributions received from joint ventures in excess of profits	-	754,592
Net cash provided by investing activities	318,949	9,215,595
Cash flows from financing activities:
Cash distributions to members	(2,273,278)	(1,364,632)
Repayment of non-recourse long-term debt	-	(2,500,000)
Maintenance reserves receipts	1,274,721	-
Net cash used in financing activities	(998,557)	(3,864,632)
Net increase in cash and cash equivalents	2,023,137	5,778,300
Cash and cash equivalents, beginning of period	1,715,911	929,220
Cash and cash equivalents, end of period	$3,739,048	$6,707,520

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest on non-recourse long-term debt paid directly to lenders by lessees	$4,559,652	$11,352,909

ICON Income Fund Nine, LLC

Forward Looking Information

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com, or

•	Visiting www.sec.gov, or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

8